Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered effective the 1st day of November, 2014, between CNO Services, LLC (the “Company”) and Christopher J. Nickele (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of November 1, 2011 (the “Agreement”).

B.The Company and Executive desire to amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from October 31, 2014 to October 31, 2017. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.
The first sentence of Section 3 of the Agreement is hereby amended to read as follows: During the Term, Executive shall be engaged by the Company in the capacity of Executive Vice President and Chief Actuary of CNO Financial Group, Inc., or in such other senior executive capacity as the Chief Executive Officer of CNO shall specify. All other provisions of Section 3 of the Agreement shall remain unchanged.

3.	Section 5(b) of the Agreement is hereby amended solely to change “2014 bonus” in the penultimate sentence to “2017 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.

4.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO SERVICES, LLC

By:	/s/ Edward J. Bonach
Edward J. Bonach, President

/s/ Christopher J. Nickele
Christopher J. Nickele